Exhibit 10.2
DEED OF LIMITED GUARANTY AND INDEMNITY
          Deed of Limited Guaranty and Indemnity (the “Guaranty”), dated as of June 25, 2008, by Progress Software Corporation, a Massachusetts corporation (the “Guarantor”), in favor of IONA Technologies PLC, a public limited company incorporated under Irish Company law (“IONA”).
          1. GUARANTY. To induce IONA to enter into an Implementation Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Implementation Agreement”; capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Implementation Agreement), by and among SPK Acquisitions Limited, a private limited company incorporated in Ireland (the “Buyer”), IONA, and with respect to Section 7.4 and Section 7.7 of the Implementation Agreement only, the Guarantor, the Guarantor as principal obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees and covenants to IONA the due and punctual payment and performance of all of the obligations of Buyer (and its successors and assigns) under the Implementation Agreement (including without limitation and for the avoidance of doubt, (a) the obligations of Buyer (and its successors and assigns) under Section 6.5 of the Implementation Agreement, including but not limited to the obligation to pay the Scheme Consideration to the IONA Shareholders subject to, and in accordance with, the terms and conditions of the Scheme, (b) the obligations of Buyer (and its successors and assigns) under Section 2.1 of the Implementation Agreement, (c) the timely performance when required of all other obligations of Buyer (and its successors and assigns) that arise under the Implementation Agreement (including, without limitation the obligations of the Buyer Parties (and their respective successors and assigns) under Section 7.4 and Section 7.7 of the Implementation Agreement) and (d) any liability of Buyer for breach of the Implementation Agreement (collectively, the “Obligations”); provided the maximum amount payable by the Guarantor hereunder shall not exceed US$161.7 million (the “Cap Amount”).
          2. NATURE OF GUARANTY. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations. The liability of the Guarantor to pay the Scheme Consideration shall arise only in circumstances where Buyer has failed to pay the Scheme Consideration within the time period stipulated by the Irish Takeover Rules, being within 14 days from the Effective Date. This Guaranty is in no way conditioned upon any requirement that IONA first attempt to collect the Obligations from Buyer or resort to any security or other means of collecting payment. Should Buyer default in the payment or performance of the Obligations, or otherwise is unable for any reason to pay the Obligations as and when due, or if IONA is unable to bring a claim for the Obligations against Buyer for any reason, the Guarantor’s obligations hereunder shall become immediately due and payable to IONA. Claims hereunder may be made on one or more occasions. If any payment in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made.
          3. CHANGES IN OBLIGATIONS; CERTAIN WAIVERS. The Guarantor agrees that IONA may, subject to obtaining the prior approval of the Irish Takeover Panel to the extent required, at any time and from time to time, without notice to or further consent of the

Guarantor, extend the time of payment of any of the Obligations, and may also make any agreement with Buyer or with any other party to, or Person liable for any of, the Obligations or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between IONA on the one hand, and Buyer, on the other hand, or any such other party or Person without in any way impairing or affecting this Guaranty. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of IONA to assert any claim or demand or to enforce any right or remedy against Buyer or any other entity or other Person primarily or secondarily liable with respect to any of the Obligations or interested therein; (b) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Implementation Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (c) the addition, substitution or release of any entity or other Person primarily or secondarily liable for any Obligation or interested therein; (d) any change in the corporate existence, structure or ownership of Buyer or any other entity or Person liable with respect to any of the Obligations; (e) any insolvency, examination, bankruptcy, reorganization or other similar proceeding affecting Buyer or any other entity or Person liable with respect to any of the Obligations or interested therein; (f) any lack of validity or enforceability of the Implementation Agreement or any agreement or instrument relating thereto; (g) the existence of any claim, set-off or other rights that the Guarantor may have at any time against Buyer or IONA, whether in connection with the Obligations or otherwise; (h) the adequacy of any other means IONA may have of obtaining repayment of any of the Obligations; (i) any other act or omission that might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor; or (j) any other event or circumstance, whether similar or dissimilar to the foregoing (other than final payment in full of the Obligations). To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any law that would otherwise require any election of remedies by IONA. The Guarantor waives promptness, diligence, notice of the acceptance of this Guaranty and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Buyer or any other entity or other Person primarily or secondarily liable with respect to any of the Obligations or interested therein, and all suretyship defenses generally (other than defenses to the payment of the Obligations that are available to Buyer under the Implementation Agreement). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Implementation Agreement and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.
          4. NO SUBROGATION. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Buyer or any other entity or Person liable with respect to any of the Obligations or interested therein that arise from the existence, payment, performance, or enforcement of the Guarantor’s obligations under or in respect of this Guaranty or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of IONA against Buyer or any other entity or Person liable with respect to any of the Obligations or interested therein, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Buyer or any other entity or Person liable with respect to any of the Obligations or interested therein, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full in cash. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the indefeasible payment in full in cash of the Obligations and all other amounts payable under this Guaranty, such amount shall be received and held in trust for the benefit of IONA, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to IONA in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under this Guaranty, in accordance with the terms of the Implementation Agreement, whether matured or unmatured, or to be held as collateral for any Obligations or other amounts payable under this Guaranty thereafter arising.
          5. NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of IONA to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by IONA of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to IONA or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by IONA at any time or from time to time.
          6. REPRESENTATIONS AND WARRANTIES; COVENANTS. The Guarantor hereby represents and warrants that:
          (a) the execution, delivery and performance of this Guaranty has been duly authorized by all necessary action and does not contravene any provision of the Guarantor’s certificate of incorporation, by-laws, partnership agreement, operating agreement or similar organizational documents, as applicable, or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;
          (b) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Guaranty by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guaranty;
          (c) this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights against the Guarantor generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law);
          (d) the Guarantor has provided to IONA true, complete and correct copies of the audited financial statements of Guarantor for the fiscal year ended November 30, 2007 and the unaudited financial statements of Guarantor for the interim period ended February 29, 2008. Such financial statements fairly and accurately present the financial position of Guarantor as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly and accurately present the results of operations of Guarantor for the respective fiscal periods set forth above, in each case in all material respects.
          7. ASSIGNMENT. Neither the Guarantor nor IONA may assign its rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of IONA or the Guarantor, as the case may be.
          8. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized overnight courier (providing proof of delivery) or mailed by prepaid registered or certified mail (return receipt requested) addressed as follows:
If to the Guarantor, to:

Progress Software Corporation
14 Oak Park Drive
Bedford, Massachusetts 01730
Facsimile No.:(781) 280-4304
                        (781) 280-4035
Attention: Joseph Alsop
                 Peter Moloney
                 James Freedman
          9. CONTINUING GUARANTY. This Guaranty shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns. This Guaranty shall automatically terminate on the earlier of (a) concurrently with any final release or discharge of the Obligations in accordance with the terms of the Implementation Agreement and (b) the termination of the Implementation Agreement in accordance with the terms of the Implementation Agreement.
          10. GOVERNING LAW; JURISDICTION AND VENUE. This Guaranty shall be governed by and construed in accordance with the laws of Ireland without regard to its rules of conflict of laws. Each of the Guarantor and IONA hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of Ireland (the “Irish Courts”) for any litigation arising out of or relating to this Guaranty and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Irish Courts and agrees not to plead or claim in any Irish Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in Ireland, to appoint and maintain an agent in Ireland as such party’s agent for acceptance of legal process, and (b) that service of process may also be made on such party by registered post constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally with Ireland.
          11. WAIVER OF JURY TRIAL. THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY.
          12. COSTS AND EXPENSES. Where IONA has obtained a final, non-appealable judgment successfully enforcing its rights hereunder against the Guarantor, the Guarantor agrees to pay IONA the amount of all expenses, including reasonable attorneys’ fees and expenses, paid or incurred by IONA in connection with the enforcement of its rights hereunder against the Guarantor. Any payment by the Guarantor under this Section 12 shall not reduce, limit or otherwise affect the other obligations of the Guarantor hereunder or be counted towards the Cap Amount.
          13. VOID ASSURANCES. No assurance, security or payment given or made by Buyer which may be avoided under any enactment relating to bankruptcy or under Section 286 and Section 288 of the Companies Act 1963, as amended by Section 135 and Section 136 of the Companies Act 1990, respectively, or any statutory modification thereof or any analogous law in any other relevant jurisdiction and no release, settlement or discharge which may have been given or made on the faith of any such assurance, security interest or payment shall prejudice or affect IONA’s right to recover from the Guarantor to the full extent of this Guaranty.
          14. GROSS UP. All sums payable by the Guarantor under this Guaranty shall be paid in full without any set-off free and clear of any deduction for or on account of any present or future taxes unless the Guarantor is required by law to make such payment subject to the deduction or withholding of tax. If the Guarantor shall be so required then the Guarantor shall ensure that such deduction or withholding will not exceed the minimum legal liability therefor and shall forthwith pay to IONA those additional amounts as may be necessary in order that the net amounts after such deductions or withholdings shall equal the amounts due in respect of its obligations hereunder.
          15. MISCELLANEOUS. This Guaranty contains the entire agreement of the Guarantor with respect to the matters set forth herein. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions.
          16. THIRD PARTY BENEFICIARY.
          (a) The obligations under Section 1 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom Section 1 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom Section 1 applies and any such indemnitees’ heirs or representatives, shall be third party beneficiaries of Section 1 and shall be entitled to enforce the covenants contained herein).
          (b) In the event the Guarantor or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Guarantor assume the obligations set forth in Section 1.
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          IN WITNESS WHEREOF, the Guarantor has caused this Deed of Limited Guaranty and Indemnity to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

PROGRESS SOFTWARE CORPORATION
By:	/s/ Norman R. Robertson
	Name:	Norman R. Robertson
	Title:	Sr. VP Finance and Administration & CFO

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